UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2016

OCLARO, INC.

(Exact name of Registrant as specified in its charter)

000-30684

(Commission file number)

Delaware	20-1303994
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

225 Charcot Avenue, San Jose, California 95131

(Address of principal executive offices, zip code)

(408) 383-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 21, 2016, Oclaro, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, as representative of the several underwriters (the “Underwriters”), relating to the offering, issuance and sale (the “Offering”) of 15,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  The price to the public in the Offering is $8.35 per share.  Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 2,250,000 shares of Common Stock.  The option was exercised in full by the Underwriters on September 23, 2016.  All of the shares in the Offering are being sold by the Company.  The Offering is expected to close on September 27, 2016, subject to customary closing conditions.  The net proceeds to the Company after deducting estimated underwriting discounts and commissions and estimated offering expenses will be approximately $135.2 million.

The Offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-212455) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) and a prospectus supplement thereunder filed with the SEC.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.  A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated by reference herein.  The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

The legal opinion of Jones Day relating to the legality of the issuance and sale of the Common Stock in the Offering is attached as Exhibit 5.1 hereto.

Item 8.01. Other Events.

On September 21, 2016, the Company issued a press release announcing the pricing of the Offering. The press release is filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of September 21, 2016, by and between Oclaro, Inc. and Jefferies LLC, as representative of the Underwriters
5.1	Opinion of Jones Day
23.1	Consent of Jones Day (included in Exhibit 5.1)
99.1	Press Release issued by the Company on September 21, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.

Date: September 27, 2016	By:	/s/ David L. Teichmann
David L. Teichmann
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT LIST

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 21, 2016, by and between Oclaro, Inc. and Jefferies LLC, as representative of the Underwriters
5.1	Opinion of Jones Day
23.1	Consent of Jones Day (included in Exhibit 5.1)
99.1	Press Release issued by the Company on September 21, 2016